Exhibit 99.1

                             SUBSCRIPTION AGREEMENT
                             ----------------------

Reshoot & Edit
10685 Oak Crest Avenue
Las Vegas, Nevada  89144

Attn:  Mr. Thomas Cook, Esq., Escrow Agent

       Re:  Prospectus, dated ______________ 2006

Dear Mr. Cook:

The undersigned investor ("Investor") in this Subscription Agreement ("Agreement") hereby acknowledges receipt of the prospectus ("Prospectus"), dated __________________, 2006 of RESHOOT & EDIT, a Nevada corporation, and subscribes for the following number of shares upon the terms and conditions set forth in the Prospectus. The Investor agrees that this Agreement is subject to availability and acceptance by RESHOOT & EDIT.

The Investor hereby subscribes for ____________ shares of RESHOOT & EDIT 's common stock ("Common Stock") at $0.01 per share, for an aggregate purchase price of $____________. Enclosed is the Investor's check made payable to "Thomas C. Cook Client Trust Account," with RESHOOT & EDIT written on the reference line of the check. The check is to be sent care of Thomas C. Cook, Esq. at the above listed address for the Company.

The Investor hereby acknowledges that Thomas C. Cook Client Trust Account is acting solely as escrow holder in connection with the offering of Common Stock and Mr. Thomas C. Cook, Esq. makes no recommendation with respect to this offering or any person or entity involved in the offering.

                                     Accepted and Agreed:

                                     ________________________________________
                                     Signature of Investor

                                     ________________________________________
                                     Print Full Name

                                     ________________________________________
                                     Street Address

                                     ________________________________________
                                     City, State, Zip

                                     ________________________________________
                                     Area Code and Telephone Number

                                     ________________________________________
                                     Social Security Number

                                     Accepted and Agreed:

                                     RESHOOT & EDIT

                                     By:_____________________________________
                                          Dana Washington


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